                                    EXHIBIT 11


                            GRAPHIC INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                     THREE MONTHS ENDED           SIX MONTHS ENDED
                                         JULY 31,                     JULY 31,
                                  -----------------------    --------------------------
                                      1996        1995           1996           1995
                                  ----------   ----------    -----------    -----------

Net income (loss)                 $2,386,230   $2,117,738    $  (22,819)    $4,893,594

Add interest on 7% convertible
 subordinated debentures(2)          218,264      218,264       436,528        436,528
                                  ----------   ----------    ----------     -----------

     TOTAL                        $2,604,494   $2,336,002    $  413,709     $5,330,122
                                  ==========   ==========    ==========     ===========
Shares (1)
 Primary
   Weighted average shares
    outstanding                   11,626,471    10,685,451   11,586,385     10,681,076
  Fully Diluted
   Add common shares
    applicable to assumed
    conversion of 7%
    convertible sub-
    ordinated debentures           1,279,200    1,279,200     1,279,200      1,279,200
                                  ----------   ----------    ----------     ----------
   Weighted average shares
    outstanding, as adjusted      12,905,671   11,964,651    12,865,585     11,960,276
                                  ==========   ==========    ==========     ==========

Primary earnings (loss) per
 share                            $      .21   $      .20    $     -        $      .46
                                  ==========   ==========    ==========     ==========

Fully diluted earnings (loss)
 per share                        $      .20  $       .20(3)   $   -   (3)  $      .45
                                  ==========  ===========     =========     ==========

(1) No significant dilutive common stock equivalents were outstanding in any year.
(2) Net of income tax effect.
(3) Fully diluted earnings (loss) per share, as computed, were not dilutive and, therefore, equal primary earnings (loss) per share.